As filed with the Securities and Exchange Commission on December 7, 1995

                                                          Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                       __________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ACTIVISION, INC.

               (Exact name of issuer as specified in its charter)

           DELAWARE                          94-2606438
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)          Identification No.)

   11601 WILSHIRE BOULEVARD
          SUITE 1000
   LOS ANGELES, CALIFORNIA                     90025
(Address of Principal Executive Offices)     (Zip Code)

             ACTIVISION, INC. 1991 STOCK OPTION AND STOCK AWARD PLAN
                            (Full title of the plan)

                                Robert A. Kotick
                              Chairman of the Board
                                Activision, Inc.
                            11601 Wilshire Boulevard
                                   Suite 1000
                         Los Angeles, California  90025
                                 (310) 473-9200
            (Name, address and telephone number of agent for service)
                                   Copies to:
                           Kenneth L. Henderson, Esq.
                 Robinson Silverman Pearce Aronsohn & Berman LLP
                           1290 Avenue of the Americas
                            New York, New York  10104

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE


 TITLE OF        AMOUNT TO BE    PROPOSED MAXIMUM    AGGREGATE AMOUNT OF
 SECURITIES TO   REGISTERED      PRICE PER SHARE(1)  OFFERING  REGISTRATION FEE
 BE REGISTERED                                       PRICE(1)

 Common Stock,   2,000,000(2)    $17.125(1)       $34,250,000(1)   $11,810.34
 par value
 $.000001 per share

(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices for such security on November 30, 1995, as reported on the NASDAQ National Market.

(2) The shares covered by this Registration Statement represent the underlying stock for the stock options, restricted stock, deferred stock, stock appreciation rights and other stock-based awards to be granted to registrant under its 1991 Stock Option and Stock Award Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Activision, Inc., a Delaware corporation, (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

          1.  Annual Report on Form 10-K for the year ended MarchE31, 1995.

          2. Quarterly Reports on Form 10-Q for the quarters ended June 30, 1995 and September 30, 1995.

          3.  Proxy Statement dated August 18, 1995.

          All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequent filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law ("DGCL"), paragraph B of Article SIXTH of the Company's Amended and Restated Certificate of Incorporation and paragraph 5 of Article VII of the Company's By-laws provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

          Paragraph B of Article SIXTH of the Amended and Restated Certificate of Incorporation provides mandatory indemnification rights to any officer or director of the Company who, by reason of the fact that he or she is an officer or director of the Company, is involved in a legal proceeding of any nature. Such indemnification rights shall include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. Paragraph 5 of
Article VII of the Company's By-laws currently provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

          Paragraph A of Article SIXTH of the Amended and Restated Certificate of Incorporation contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

          The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company. In addition, the Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require the Company, among other things to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

          It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations. The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.



Item 7.    Exemption from Registration Claimed.

      Not applicable.

Item 8.    Exhibits.

3.1 Amended and Restated Certificate of Incorporation of Activision, Inc., dated October 15, 1992 (incorporated by reference to Exhibit 4.5 to Mediagenic Inc.'s, predecessor to the Company ("Mediagenic"), Registration Statement on Form S-8, Registration No. 33-48411).

3.2 Bylaws of Activision, Inc. (incorporated by reference to Exhibit 4.6 to Mediagenic's Registration Statement on Form S-8, Registration No. 33-48411).

3.3 Agreement and Plan of Merger between Activision, Inc., a California corporation, and Activision, Inc., a Delaware corporation, as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 4.7 to Mediagenic's Registration Statement on Form S-8, Registration No. 33-48411).

4.1 Activision, Inc. 1991 Stock Option and Stock Award Plan, as amended through September 19, 1995.

5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, as to the legality of the Common Stock being registered.

23.1  Consent of Independent Accountants, Coopers & Lybrand L.L.P.

23.2 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1).

24.1  Power of Attorney (included on signature pages).

Item 9.    Undertakings.

   1. The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the Registration Statement is on Form S-3 or Form S-8Eand the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securi ties Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of November, 1995.

                    ACTIVISION, INC.
                    (the "Company")

                    By:/s/Robert A. Kotick
                       Robert A. Kotick, Chairman of the Board
                       and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Brian G. Kelly as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Name                Title                                   Date

/s/ Robert A. Kotick        Chairman of the Board,          November 30, 1995
(Robert A. Kotick)          Chief Executive Officer
                       and Director
                       (Principal Executive Officer)

/s/ Brian G. Kelly         Chief Operating Officer,         November 30, 1995
(Brian G. Kelly)       Secretary and Director
                       (Principal Financial Officer)

/s/ Barry J. Plaga     Vice President and Chief             November 30, 1995
                       Accounting Officer
                       (Principal Accounting Officer)

/s/ Howard E. Marks        Executive Vice President         November 30, 1995
(Howard E. Marks)           and Director

/s/ Barbara S. Isgur       Director                         November 30, 1995
(Barbara S. Isgur)

/s/ Steven T. Mayer        Director                         November 30, 1995
(Steven T. Mayer)

/s/ Martin J. Raynes       Director                         November 30, 1995
(Martin J. Raynes)


                                  EXHIBIT INDEX

No.                 Document                      Page

3.1  Amended and Restated Certificate of
     Incorporation of Activision, Inc.,             *
     dated October 15, 1992.

3.2  Bylaws of Activision, Inc.                     *

3.3  Agreement and Plan of Merger between
     Activision, Inc., a California corporation,
     and Activision, Inc., a Delaware corporation,
     as filed with the Secretary of State of         *
     the State of Delaware.

4.1  Activision, Inc. 1991 Stock Option and
     Stock Award Plan, as amended through
     September 19, 1995.

5.1  Opinion of Robinson Silverman Pearce
     Aronsohn & Berman LLP, counsel to the Company, as to the legality of the Common Stock being registered.

23.1 Consent of Independent Accountants,
     Coopers & Lybrand L.L.P.

23.2 Consent of Robinson Silverman Pearce
     Aronsohn & Berman LLP (included as part of
     Exhibit 5.1)

24.1 Power of Attorney (included on signature page).

     _________________

     * Incorporated by reference to the Company's Registration Statement on Form S-8, Registration No. 33-48411.


                                                                     EXHIBIT 4.1
                                ACTIVISION, INC.
                     1991 STOCK OPTION AND STOCK AWARD PLAN


        SECTION 1. PURPOSE OF THE PLAN. The purpose of the 1991 Stock Option and Stock Award Plan (the "Plan") is to aid Activision, Inc. (the "Corporation") and its subsidiaries in securing and retaining officers and other key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Corporation and its subsidiaries. In addition, the Corporation expects that it will benefit from the added interest which the respective optionees and participants will have in the welfare of the Corporation as a result of their ownership or increased ownership of the Common Stock of the Corporation.

        SECTION 2. ADMINISTRATION. (a) The Board of Directors of the Corporation (the "Board") shall designate a Committee of not less than two Directors (the "Committee") who shall serve at the pleasure of the Board. No member of the Committee shall be eligible to participate in the Plan while serving on the Committee, and each member of the Committee shall be a "Disinterested Person" as defined under Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board (provided the majority of the Board acting on the matter are Disinterested Persons), to grant to eligible employees pursuant to the provisions of the Plan: (i) stock options to purchase shares,
  (ii)Estock appreciations rights, (iii)Erestricted stock, (iv)Edeferred stock, or (v)Eany other Stock-based awards permitted hereunder (each of the foregoing being an "AWARD" and collectively, the "AWARDS"). The Committee shall also interpret the provisions of the Plan and any AWARD issued under the Plan (and any agreements relating thereto) and supervise the administration of the Plan.

        (b) The Committee shall: (i)Eselect the officers and other key employees of the Corporation and its subsidiaries to whom AWARDS may from time to time be granted hereunder; (ii)Edetermine whether incentive stock options (under Section 422 of the Internal Revenue Code of 1986, as the same may be amended from time to time, hereinafter referred to as the "Code"), nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, or other Stock-based awards, or a combination of the foregoing, are to be granted hereunder; (iii)Edetermine the number of shares to be covered by each AWARD granted hereunder; (iv)Edetermine the terms and conditions, not inconsistent with the provisions of the Plan, of any AWARD granted hereunder (including but not limited to any restriction and forfeiture condition on such AWARD and/or the shares of stock relating thereto); (v)Edetermine whether, to what extent and under what circumstances AWARDS may be settled in cash; (vi)Edetermine whether, to what extent and under what circumstances stock and other amounts payable with respect to an AWARD under this Plan shall be deferred either automatically or at the election of the participant; and (vii)Edetermine whether, to what extent and under what circumstances options grants and/or other AWARDS under the Plan are to be made, and operate, on a tandem basis.

        (c) All decisions made by the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board (as and to the extent permitted hereunder) shall be final, conclusive and binding on all persons, including the Corporation, its shareholders, employees and Plan participants.

        SECTION 3. STOCK SUBJECT TO THE PLAN. Except as otherwise provided by this Section 3, the total number of shares of Common Stock of the Corporation (the "Stock") available for distribution under the Plan is 4,066,667. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares, except that treasury shares must be used in the case of restricted stock. If any shares that have been optioned cease to be subject to option because the option has terminated, expired or been cancelled without having been exercised, or if any shares subject to any restricted stock, deferred stock or other Stock-based award granted hereunder are forfeited or such award otherwise terminates without the actual or deemed delivery of such shares, such shares shall again be available for distribution under the Plan.

  In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend, extraordinary cash dividend, or other change in corporate structure affecting the Stock, such adjustment shall be made in the aggregate number of shares which may be delivered under the Plan, in the number and/or option price of shares subject to outstanding options granted under the Plan, and/or in the number of shares subject to restricted stock, deferred stock, or other Stock-based awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion; provided that the number of shares subject to any AWARD shall always be a whole number; and provided further that, with respect to incentive stock options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any stock appreciation right associated with any option. In addition, subject to the limitations provided in Section 10, the Committee is authorized to make adjustments in the terms and conditions of, and performance criteria relating to, AWARDS in recognition of unusual or nonrecurring events (including, without limitation, events described in this paragraph) affecting the Corporation or the financial statements of the Corporation, or in response to changes in applicable laws, regulations or accounting principles.

        SECTION 4.  ELIGIBILITY.

        (a) EMPLOYEES AND OTHERS. Officers, employees, consultants, representatives and other contractors and agents of the Corporation and its subsidiaries (but excluding members of the Committee and any person who serves only as a Director) who are responsible for the management, growth, profitability and protection of the business of the Corporation and its subsidiaries are eligible to be granted AWARDS under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, it its sole discretion, the number of shares covered by each stock option, the number of stock appreciation rights (if any) granted to each optionee, and the number of shares (if any) subject to restricted stock, deferred stock or other Stock-based awards granted to each participant.

        (b) TEN PERCENT STOCKHOLDERS. No stock options may be granted under the Plan to any person who owns, directly or indirectly (within the meaning of sections 422(b)(6) and 424(d) of the Code), at the time the stock option is granted, stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Corporation or any of its subsidiaries, unless the option prices is at least 110% of the "Fair Market Value" (as defined below) of the shares subject to the option, determined on the date of the grant, and the option by its terms is not exercisable after the expiration of five years from the date such option is granted.

        For purposes of the Plan, a subsidiary of the Corporation shall be any corporation which at the time qualifies as a subsidiary thereof under the definition of "subsidiary corporation" in Section 424(f) of the Code.

        SECTION 5. STOCK OPTIONS. Any stock option granted under the Plan shall be in such form as the Committee may from time to time approve. Any such option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. The Committee shall designate stock options at the time of the grant thereof as either "incentive stock options" or "nonqualified stock options."

        (a) OPTION PRICE. Subject to Section 4(b) hereof, the purchase price per share of the Stock purchasable under an incentive stock option shall be determined by the Committee, but will not be less than 100% of the Fair Market Value of such Stock on the date of the grant of such option. The purchase price per share of the Stock purchasable under a nonqualified stock option shall be determined by the Committee, but will not be less than 85% of the Fair Market Value of such Stock on the date of the grant of such option.

        The "Fair Market Value" of a share of Common Stock as of a specified date shall mean the closing price of a share of stock on the principal securities exchange on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day; or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined. If the shares are not publicly traded, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria. In no case shall Fair Market Value be less than the par value of a share of Stock.

        (b) OPTION PERIOD. Subject to Section 4(b) hereof, the term of each stock option shall be fixed by the Committee, provided, however, no stock option shall be exercisable after the expiration of 10 years from the date the option is granted.

       (c) EXERCISABILITY. Stock options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant; provided, however, all stock options granted hereunder shall be exercisable at the rate of at least 20% per year over five years from the date such option is granted.

       (d) METHOD OF EXERCISE. Stock options may be exercised, in whole or in part, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check. The Committee may, in its sole discretion, authorize payment in whole or in part of the purchase price to be made in unrestricted stock already owned by the optionee, or, in the case of a nonqualified stock option, in restricted stock, or deferred stock subject to an AWARD hereunder (based upon the Fair Market Value of the Stock on the date the option is exercised as determined by the Committee). The Committee may authorize such payment at or after grant, except that in the case of an incentive stock option, any right to make payment in unrestricted stock already owned must be included in the option at the time of grant. No shares of Stock shall be issued until full payment therefor has been made. Subject to paragraph (j) of this SectionE5, an optionee shall have the rights to dividends or other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 12.

       (e) NONTRANSFERABILITY OF OPTIONS. No stock option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such options shall be exercisable, during the optionee's lifetime, only by the optionee.

       (f) TERMINATION BY DEATH. Except to the extent otherwise provided by the Committee at or after the time of grant, if an optionee's employment by the Corporation and/or any of its subsidiaries terminates by reason of death, the stock option may thereafter be exercised, to the extent such stock option was exercisable at the time of the death of the optionee, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of six months from the date of such death, unless earlier terminated pursuant to its terms.

       (g) TERMINATION BY REASON OF RETIREMENT OR PERMANENT DISABILITY. Except to the extent otherwise provided by the Committee at or after the time of grant, if an optionee's employment by the Corporation and/or any of its subsidiaries terminates by reason of retirement or permanent disability, any stock option held by such optionee may thereafter be exercised, to the extent such stock option was exercisable at the time of the death of the optionee, unless earlier terminated pursuant to its terms, but may not be exercised after six months from the date of such termination of employment; provided, however, that if the optionee dies within such six-month period, any unexercised stock option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of six months from the date of the optionee's
  death, unless earlier terminated pursuant to its term.   In the event of
  termination of service by reason of retirement or permanent disability, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a nonqualified stock option.

       (h) OTHER TERMINATION. Unless otherwise determined by the Committee at or after grant, if an optionee's employment terminates for any reason other than death, permanent disability, or retirement, any stock options held by the optionee may be exercised by the optionee until 30 days after such termination to the extent such stock options were exercisable at the time of such termination, unless earlier terminated pursuant to its term.

       (i) OPTION BUYOUT. The Committee may at any time offer to repurchase an option (other than an option which has been held for less than six months by an optionee who is subject to Section 16 of the Exchange Act) based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made; provided, however, if applicable, the repurchase price must be "reasonable" as determined in accordance with Rule 260.140.41(k) of the California Code of Regulation, Title 10., Ch.3.

       (j) FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon an option's exercise shall be in the form of restricted stock or deferred stock, or may reserve other than with respect to incentive stock options the right to so provide after the time of grant.



       SECTION 6.  STOCK APPRECIATION RIGHTS.

            (a) GRANT AND EXERCISE. Stock appreciation rights may be granted in conjunction with (or, in accordance with Section 9, separate from) all or part of any stock option granted under the Plan, as follows:
  (i)Ein the case of a nonqualified stock option, such rights may be granted either at the time of the grant of such option or at any subsequent time during the term of the option; and (ii) in the case of an incentive stock option, such rights may be granted only at the time of the grant of the option. A "stock appreciation right" is a right to receive cash or Stock, as provided in this Section 6, in lieu of the purchase of a share under a related option. A stock appreciation right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related stock option, except that a stock appreciation right granted with respect to less than the full number of shares covered by a related stock option shall not be reduced until the exercise or termination of the related stock option exceeds the number of shares not covered by the stock appreciation right. A stock appreciation right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related stock option.
  Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this
  Section 6. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related stock appreciation rights have been exercised.

            (b) TERMS AND CONDITIONS. Stock appreciation rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

            (i) Stock appreciation rights shall be exercisable only at such time or times and to the extent that the stock options to which they relate shall be exercisable in accordance with the provisions of
       Section 5 and this SectionE6 of the Plan; provided, however, that any such appreciation right granted subsequent to the grant of the related stock option shall not be exercisable during the first six months of its term by an optionee who is subject to Section 16 of the Exchange Act, except that this limitation shall not apply in the event of death or permanent disability of the optionee prior to the expiration of the six month period.

            (ii) Upon the exercise of a stock appreciation right, an optionee shall be entitled to receive up to, but no more than, an amount in cash or whole shares of the Stock as determined by the Committee in its sole discretion equal to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related stock option multiplied by the number of shares in respect of which the stock appreciation right shall have been exercised. Each stock appreciation right may be exercised only at the time and so long as a related option, if any, would be exercisable or as otherwise permitted by applicable law; provided, however, that no stock appreciation right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash.

            (iii) No stock appreciation right shall be transferable by a participant otherwise than by will or by the laws of descent and distribution, and stock appreciation rights shall be exercisable, during the participant's lifetime, only by the participant.

            (iv) Upon the exercise of a stock appreciation right, the Stock option or part thereof to which such stock appreciation right is related shall be deemed to have been exercised for the purpose of the limitation of the number of shares of the Stock to be issued under the Plan, as set forth in Section 3 of the Plan.

            (v) Stock appreciation rights granted in connection with the incentive stock options may be exercised only when the market price of the Stock subject to the incentive stock option exceeds the option price of the incentive stock option.

        SECTION 7.  RESTRICTED STOCK.

            (a) STOCK AND ADMINISTRATION. Shares of restricted stock may be issued either alone or in addition to stock options, stock appreciation rights, deferred stock or other Stock-based awards granted under the Plan. The Committee shall determine the officers and key employees of the Corporation and its subsidiaries to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The provisions of restricted stock awards need not be the same with respect to each recipient.

            (b) AWARDS AND CERTIFICATES. The prospective recipient of an award of shares of restricted stock shall not, with respect to such award, be deemed to have become a participant, or to have any rights with respect to such award, until and unless such recipient shall have executed an agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Corporation, and otherwise complied with the then applicable terms and conditions.

            (i) Each participant shall be issued a stock certificate in respect of shares of restricted stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                     "The transferability of this certificate and the shares
                of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Activision, Inc. 1991 Stock Option and Stock Award Plan and an Agreement entered into between the registered owner and Activision, Inc. Copies of such Plan and Agreement are on file in the offices of Activision, Inc., 11601 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025."

            (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and shall require, as a condition of any restricted stock award, that the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

            (c) RESTRICTIONS AND CONDITIONS. The shares of restricted stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

                 (i) Subject to the provisions of this Plan, during a period set by the Committee commencing with the date of such award (the "restriction period"), the participant shall not be permitted to sell, transfer, pledge, or assign shares of restricted stock awarded under the Plan. Within these limits the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

                 (ii) Except as provided in paragraph (c) of this Section 7, the participant shall have, with respect to the shares of restricted stock, all of the rights of a shareholder of the Corporation, including the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise reinvested. Certificates for shares of unrestricted stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of restricted stock.

                 (iii) Subject to the provisions of paragraph (c)(iv) of this SectionE7, upon termination of employment for any reason during the restriction period, all shares still subject to restriction shall be forfeited by the participant and reacquired by the Corporation.

                 (iv) In the event of a participant's retirement, permanent disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of restricted stock.

        SECTION 8.  DEFERRED STOCK AWARDS.

            (a) STOCK AND ADMINISTRATION. Awards of the right to receive Stock that is not to be distributed to the participant until after a specified deferral period (such AWARD and the deferred stock delivered thereunder hereinafter as the context shall require, the "deferred stock") may be made either alone or in addition to stock options, stock appreciation rights, or restricted stock, or other Stock-based awards granted under the Plan. The Committee shall determine the officers and key employees of the Corporation and its subsidiaries to whom and the time or times at which deferred stock shall be awarded, the number of shares of deferred stock to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph (b) of this SectionE8.
  In its sole discretion, the Committee may provide for a minimum payment at the end of the applicable Deferral Period based on a stated percentage of the Fair Market Value on the date of grant of the number of shares covered by a deferred stock award. The Committee may also provide for the grant of deferred stock upon the completion of a specified performance period. The provisions of deferred stock awards need not be the same with respect to each recipient.

            (b) TERMS AND CONDITIONS. Deferred stock awards made pursuant to this Section 8 shall be subject to the following terms and conditions:

                 (i) Subject to the provisions of the Plan, the shares to be issued pursuant to a deferred stock award may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period or Elective Deferral Period (defined below), where applicable, and may be subject to a risk of forfeiture during all or such portion of the Deferral Period as shall be specified by the Committee. At the expiration of the Deferral Period and Elective Deferral Period, share certificates shall be delivered to the participant, or the participant's legal representative, in a number equal to the number of shares covered by the deferred stock award.

                 (ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a deferred stock award will be paid to the participant currently, or deferred and deemed to be reinvested in additional deferred stock or otherwise reinvested, as determined at the time of the award by the Committee, in its sole discretion.

                 (iii) Subject to the provisions of paragraph (b)(iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the deferred stock in question shall be forfeited by the participant.

                 (iv) In the event of the participant's retirement, permanent disability or death during the Deferral Period (or Elective Deferral Period, where applicable), or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's deferred stock.

                 (v) Prior to completion of the Deferral Period, a participant may elect to further defer receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the approval of the Committee and under such terms as are determined by the Committee, all in its sole discretion.

                 (vi) Each award shall be confirmed by a deferred stock agreement or other instrument executed by the Corporation and the participant.

       SECTION 9.  OTHER STOCK-BASED AWARDS.

            (a) STOCK AND ADMINISTRATION. Other awards of the Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the Stock ("Other Stock-based awards"), including (without limitation) performance shares and convertible debentures, may be granted either alone or in addition to other AWARDS granted under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the officers and key employees of the Corporation and/or any of its subsidiaries to whom and the time or times at which such other Stock-based awards shall be made, and the number of shares of the Stock to be awarded pursuant to such other Stock-based awards. The Committee may also provide for the grant of the Stock upon the completion of a specified performance period. The provisions of other Stock-based awards need not be the same with respect to each recipient.

            (b) TERMS AND CONDITIONS. Other Stock-based awards made pursuant to this SectionE9 shall be subject to the following terms and conditions:

                 (i) Subject to the provisions of this Plan, shares or interests in shares subject to AWARDS made under this SectionE9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                 (ii) Subject to the provisions of this Plan and the award agreement, the recipient of AWARDS under this Section 9 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares or interests therein covered by the AWARDS, as determined at the time of the AWARDS by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

                 (iii) Any AWARDS under this SectionE9 and any Stock covered by any such award may be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

                 (iv) In the event of the participant's retirement, permanent disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all AWARDS under this SectionE9.

                 (v) Each AWARD under this SectionE9 shall be confirmed by an agreement or other instrument executed by the Corporation and by the participant.

                 (vi) The Stock or interests therein (including securities convertible into the Stock) paid or awarded on a bonus basis under this SectionE9 shall be issued for no cash consideration; the Stock or interests therein (including securities convertible into the Stock) purchased pursuant to a purchase right awarded under this Section 9 shall be priced at least (50%) of the Fair Market Value of the Stock on the date of grant.

                    (vii) No other Stock-based award in the nature of a purchase right shall be transferable by the participant otherwise than by will or by the laws of descent and distribution, and such purchase rights shall be exercisable during the participant's lifetime only by the participant.

       SECTION 10. AMENDMENTS AND TERMINATION. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under an AWARD theretofore granted, without the optionee's or participants' consent, or which without the approval of the shareholders would:

            (a) except as is provided in Section 3 of the Plan, increase the total number of shares available for the purpose of the Plan.

            (b) subsequent to the date of grant decrease the option price of any stock option;

            (c) extend the maximum option period under SectionE5(b) of the Plan; and

            (d) otherwise materially increase the benefits accruing to participants under, or materially modify the requirements as to eligibility for participation in, the Plan.

       The Committee may amend the terms of any AWARD theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without such holder's consent. Notwithstanding the foregoing, the Board or the Committee may, in its discretion, amend the Plan or terms of any outstanding AWARD held by a person then subject to SectionE16 of the Exchange Act without the consent of any holder in order to preserve exemptions under said Section 16 which are or become available from time to time under rules of the Securities and Exchange Commission.

       SECTION 11. UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.
  With respect to any payments not yet made to a participant or optionee by the Corporation, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Stock or payments in lieu of or with respect to AWARDS hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        SECTION 12.  GENERAL PROVISIONS.

            (a) The Committee may require each participant purchasing shares pursuant to an AWARD under the Plan to represent to and agree with the Corporation in writing that such participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

            (b) All certificates for shares of Stock delivered under the Plan pursuant to any AWARD shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other restrictions as the Committee may deem advisable under the rules, regulations and requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (c) Recipients of shares of restricted stock, deferred stock and other Stock-based awards under the Plan (other than options) shall not be required to make any payment or provide consideration other than the rendering of services.

            (d) AWARDS granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other AWARDS granted under the Plan. If AWARDS are granted in substitution for other AWARDS, the Committee shall require the surrender of such other AWARDS in consideration for the grant of the new AWARDS. AWARDS granted in addition to or in tandem with other AWARDS may be granted either at the same time as or at a different time from the grant of such other AWARDS. The exercise price of any option or the purchase price of any other Stock-based award in the nature of a purchase right:

                 (i) granted in substitution for outstanding AWARDS or in lieu of any other right to payment by the Corporation shall be the fair market value of shares at the date such substitute AWARDS are granted or shall be such Fair Market Value at that date reduced to reflect the Fair Market Value of the AWARDS or other right to payment required to be surrendered by the participant as a condition to receipt of the substitute AWARD; or

                 (ii) retroactively granted in tandem with outstanding AWARDS shall be either the Fair Market Value of shares at the date of grant of later AWARDS of the Fair Market Value of shares at the date of grant of earlier AWARDS.

            (e) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

            (f) Nothing in the Plan shall confer upon any employee the right to continue in the employment of the Corporation or any of its subsidiaries or affect any right that the Corporation or any of its subsidiaries may have to terminate the employment (or to demote or to exclude from future AWARDS under the Plan) to any such employee.

            (g) A participant shall have no right as a shareholder until he or she becomes the holder of record.

            (h) The Company will provide to its shareholders, at least annually, reports containing financial statements and management's discussion and analysis of financial conditions and results of operations.

       SECTION 13.  TAXES.

            (a) If any participant properly elects, within 30 days of the date on which an AWARD is granted, to include in gross income for Federal income tax purposes an amount equal to the Fair Market Value (on the date of grant of the AWARD) of the Stock subject to the AWARD, such participant shall make arrangements satisfactory to the Committee to pay to the Corporation, in the calendar quarter of such AWARD, any Federal, state or local taxes required to be withheld with respect to such shares. If such employee shall fail to make such tax payments as are required, the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

            (b) Any participant who does not or cannot make the election described in paragraph (a) of this SectionE13 with respect to an AWARD, shall, no later than the date as of which the value of the AWARD first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Stock subject to such AWARD and the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. Anything contained herein to the contrary notwithstanding, the Committee may, in its sole discretion, authorize acceptance of Stock received in connection with the AWARD or option being taxed or otherwise previously acquired in satisfaction of withholding requirements.

            (c) If and to the extent authorized by the Committee, the Corporation or any of its subsidiaries are authorized to withhold from any distribution of stock relating to any AWARD granted under the plan, or to receive shares from the participant, and to pay the value of such stock to the appropriate taxing authority, in order to satisfy obligations of the participant for the payment of Federal, state and local taxes in connection with such AWARD (including but not necessarily limited to amounts required to be withheld by the Corporation).

       SECTIONE14. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective on the date it is approved by the Board of Directors, but its continuance shall be subject to the approval, obtained in accordance with Rule 16b-3(b) of the Securities and Exchange Act of 1934, as amended, of the holders of a majority of all outstanding shares of Common Stock within twelve months after the date the Plan is adopted by the Board. Any stock option granted hereunder and exercised by the optionee before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve months after the Plan is adopted by the Board. The shares of Common Stock relating to such stock option shall not be counted in determining whether shareholder approval is obtained.

       SECTION 15. GOVERNING LAW. The validity, construction and effect of the Plan and any action taken or relating to the Plan shall be determined in accordance with the laws of the state of California and applicable Federal law.

       SECTION 16. TERM OF THE PLAN. No AWARDS shall be granted pursuant to the Plan after the tenth anniversary of the earlier of either the date the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Corporation as provided for in Section 14 above, but AWARDS theretofore granted may extend beyond that date.



                            STOCK OPTION CERTIFICATE
                               (Non-Transferable)

                                                           For _______ Shares

                             Issued Pursuant to the
                    1991 Stock Option and Stock Award Plan of
                                ACTIVISION, INC.

      THIS CERTIFIES that on ___________, ____ ("issuance date")
  _____________ (the "Holder") was granted an option (the "Option") to purchase, at the option price of $_____ per share, all or any part of _______ fully paid and non-assessable shares ("Shares") of the Common Stock (no par value) of ACTIVISION, INC., a Delaware corporation (the "Company"), upon and subject to the following terms and conditions:

      1. Terms of the Plan. The Option is granted pursuant to, and is subject to the terms and conditions of, the 1991 Stock Option and Stock Award Plan of the Company (the"Plan"), the terms, conditions and definitions of which are hereby incorporated herein as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his signature below. Capitalized terms used herein shall have the meanings set forth in the Plan, unless otherwise defined herein.

      2.  Expiration.  This Option shall expire ___________, ____
  ("expiration date"), unless earlier terminated in accordance with the terms of the Plan in the event of the death, retirement, disability, or termination of employment of the Holder.

      3. Exercise. This Option may be exercised or surrendered during the Holder's lifetime only by the Holder. THIS OPTION SHALL NOT BE
  TRANSFERABLE BY THE HOLDER OTHERWISE THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION.

      This Option shall vest and be exercisable as follows:
  ________________________.

      Payment for the Shares purchased pursuant to the exercise of this Option shall be made in full at the time of the exercise of the Option by one or more of the following methods: (i) in cash or by check payable to the order of the Company for the full exercise price, or (ii) by delivery of Shares having a fair market value (determined in accordance with the Plan as of the date the Option is exercised) equal to all or part of the exercise price and, if applicable, cash or a check payable to the order of the Company for any remaining portion of the purchase price.

      4. Delivery of Share Certificates. Within a reasonable time after the exercise of the Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Company shall also cause to be delivered to the person entitled thereto a new Option Certificate in replacement of this Option Certificate if surrendered at the time of the exercise of the Option, indicating the number of Share with respect to which this Option remains available for exercise, or this Option Certificate shall be endorsed to give effect to the partial exercise of the Option.

      5. Withholding. In the event that the Holder elects to exercise this Option or any part thereof, and if the Company or any subsidiary of the Company shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of Shares to the Holder pursuant to the Option, the Company or such subsidiary shall be entitled to deduct and withhold such amounts from any payments to be made to the Holder. In any event, the Holder shall make available to the Company or such subsidiary, promptly when requested by the Company or such subsidiary, sufficient funds to meet the requirements of such withholding; and the Company or such subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company or such subsidiary out of any funds or property due or to become due to the Holder.

      6. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of the Option such number of Shares as shall be required for issuance or delivery upon exercise hereof.

      7. Adjustments. The number of Shares subject to this Option, and the exercise price, shall be subject to adjustment in accordance with Section 3 of the Plan.

      8. Rights of Holder. Nothing contained herein shall be construed to confer upon the Holder any right to be continued in the employ of the Company and/or any subsidiary of the Company or derogate from any right of the Company an/or a subsidiary to retire, request the resignation of, or discharge the Holder at any time, with or without cause. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed herein and in the Plan and are not enforceable against the Company except to the extent set forth herein.

      9. Exclusion from Pension Computations. By acceptance of the grant of this Option, the Holder hereby agrees that any income realized upon the receipt or exercise hereof, or upon the disposition of the Shares received upon its exercise, is special incentive compensation and shall not be taken into account as"wages," "salary" or "compensation" in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation plan of the Company or any of its subsidiaries or parents.

      10. Registration; Legend. The Company may postpone the issuance and delivery of Shares upon any exercise of the Option until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Holder shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Act, to issue the shares in compliance with the provisions of that or any comparable act.

      The Company may cause the following legend to be set forth on each certificate representing Shares or any other security issued or issuable upon exercise of the Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

      11. Amendment. The Board of Directors or the Committee may, with the consent of the Holder, at any time or from time to time amend the terms and conditions of the Option, and may at any time or from time to time amend the terms of this Option in accordance with the Plan.

      12. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Company, at its office at 11601 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025, or at such other address as the Company by notice to the Holder may designate in writing from time to time; to the Holder, at the address shown below his signature on this Option Certificate, or at such other address as the Holder by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.


      13. Interpretation. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Option and of the Plan shall be final and binding. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

      14. Shareholder Approval. The grant and exercise of this Option is conditioned upon the approval of the Plan by the holders of a majority of the stock of the Company, in accordance with Section 14 of the Plan, on or before November 25, 1992. In the event the Plan is not approved by the shareholders of the Company as aforesaid, the Option will be void and of no force and effect.

      IN WITNESS WHEREOF, the parties have executed this Option Certificate as of the date set forth below.

                               ACTIVISION, INC.

                               By:

  Dated:

  Attest:


  ACCEPTED:



      Option Holder



      Address


  City     State     Zip Code


                                                                  EXHIBIT 5.1

               ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK  10104
                                 (212) 541-2000



                                December 6, 1995




Activision, Inc.
11601 Wilshire Boulevard
Suite 1000
Los Angeles, California  90025


Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Activision, Inc., a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 2,000,000 shares of the Company's common stock, $.000001 par value per share (the "Common Stock"), reserved for issuance pursuant to the terms of the Company's 1991 Stock Option and Stock Award Plan, as amended (the "Plan").

         We are familiar with the Restated Certificate of Incorporation, as amended, and the By-laws of the Company and have examined copies of the Plan, the resolutions adopted by the Company's Board of Directors and actions by the Company's stockholders pertaining to the Plan, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing, it is our opinion that the additional 2,000,000 shares of Common Stock reserved for issuance pursuant to the terms of the Plan have been duly authorized and, when issued in accordance with the terms of the Plan and upon payment of the purchase price therefor, will be validly issued, fully paid and non-assessable.
         We hereby consent to the use of this opinion in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.


                                  Very truly yours,

                                  ROBINSON SILVERMAN PEARCE
                                   ARONSOHN & BERMAN LLP


                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Activision, Inc. on Form S-8 of our report dated May 24, 1995, on our audits of the financial statement and the financial statement schedules of Activision, Inc. and Subsidiaries as of March 31, 1995 and 1994 and for the three years in the period ended March 31, 1995, which report is included in the Annual Report of Activision, Inc. on Form 10-K.




COOPERS & LYBRAND L.L.P.


Los Angeles, California
December 5, 1995